Exhibit 10-W(1)
FIRST AMENDMENT TO AGREEMENT TO PURCHASE ASSETS AND STOCK
     THIS FIRST AMENDMENT TO AGREEMENT TO PURCHASE ASSETS AND STOCK (this “Amendment”), dated as of June 5, 2007, by and between ORHAN HOLDING, A.S., an anonim sirket organized under the laws of the Republic of Turkey (“Orhan”), and DANA CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (“Dana”).
RECITALS
     A. Orhan and Dana are parties to that certain Agreement to Purchase Assets and Stock, dated as of March 28, 2007 (the “Agreement”).
     B. The parties desire to amend the Agreement on the terms and conditions set forth in this Amendment.
AGREEMENT
     In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
     1. Amendment to Section 2.1(a). Section 2.1(a) is amended to delete the dollar figure “$70 million” and replace it with “$85 million.”
     2. Amendment to Section 4.19. Section 4.19 is amended to add at the end thereof the following sentence: “All of the assets specifically identified on Schedules as Purchased Assets are primarily related to the Business.”
     3. Amendment to Section 5.1(b). Section 5.1(b) is amended to insert the words “or other entity” after the word “corporation” in the first line thereof.
     4. Amendment to Section 6.6. The first sentence of Section 6.6 is amended to insert the parenthetical phrase “(together with all other breaches which have not been cured)” after the word “breach” and before the word “causes” at the end of the third line thereof.
     5. Amendment to Subsection 7.4(a)(ii). Subsection 7.4(a)(ii) is amended to insert the word “reasonable” after the word “all” and before the word “steps” in the fourth line thereof.
     6. Amendments to Section 7.5(a). Section 7.5(a) is amended to delete the last sentence thereof in its entirety.
     7. Continuance of Agreement; Single Document. Except as expressly amended by this Amendment, all provisions of the Agreement remain in full force and effect. The Agreement, as amended by this Amendment, will hereinafter be read as a single, integrated document, incorporating the changes effected by this Amendment.

     8. Counterparts. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts taken together shall constitute a single instrument.
     IN WITNESS WHEREOF, the parties have caused this First Amendment to Agreement to Purchase and Assets and Stock to be executed as of the date set forth above.

ORHAN HOLDING, A.S., an anonim sirket organized under the laws of the Republic of Turkey
By:	/s/ Murat Orhan
Name:
Title:

DANA CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia
By:	/s/ Bill Riley
	Name:	Bill Riley
Title Director – Corporate Development